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                                                                   EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report, dated August 5, 1997, on our audit of the combined financial statements of The Ide Group, P.C. and Ide Diagnostic Imaging Associates (and to all references to our Firm) included in or made a part of this registration statement.


                                            /s/ DEJOY, KNAUF & BLOOD, LLP


Rochester, New York
   November 10, 1997